UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Agilent Technologies, Inc. (the “Company”) was held on March 1, 2011 (the “Annual Meeting”).  The Company’s stockholders voted on the following four proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 19, 2011) at the Annual Meeting and cast their votes as follows:

Proposal No. 1    The proposal to elect three (3) directors for a term of three years.  The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, in each case constituting a majority of the total outstanding shares, and were elected at the Annual Meeting to serve a three-year term.

Name	For	Against	Abstain	Broker Non-Vote
Heidi Fields	250,961,980	4,685,145	179,734	44,726,734
David M. Lawrence, M.D.	246,134,960	9,494,665	197,234	44,726,734
A. Barry Rand	246,324,296	9,296,551	206,012	44,726,734

Directors William P. Sullivan, Robert J. Herbold, Koh Boon Hwee, Paul N. Clark, James G. Cullen and Tadataka Yamada, M.D. continued in office following the Annual Meeting.

Proposal No. 2    The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2011 fiscal year, was approved as set forth below.

For	Against	Abstain	Broker Non-Vote(1)
295,121,141	4,818,350	614,102	0

(1)    Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter.  Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal No. 3    The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
244,187,445	9,677,508	1,961,906	44,726,734

Proposal No. 4    The results of the non-binding advisory vote on the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers were as set forth below.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
213,054,233	13,998,018	28,493,300	281,308	44,726,734

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 7, 2011